EXHIBIT 10.13

         The following table sets forth those individuals who have executed a Bridge Loan Subscription Agreement, a form of which is included in this Exhibit
10.13. All material terms of the Bridge Loan Subscription Agreements are identical.


                                Investor
                                --------

                         CBP Talecom, LP
                         DLK Limited Partnership
                         O.T. Finance S.A.
                         Andrew Worden
                         Andrew Worden
                         Saul Cohen
                         Hostetler Limited Partnership
                         JM Hull Associates, LP
                         John F. Steinmetz
                         DiBenedetto Limited Partnership
                         Ogham Holdings, LP
                         Ronald Frank
                         Becker Limited Partnership
                         WCAL Limited Partnership
                         Wittenstein Limited Partnership
                         Nathanson Telecom Partners, LP
                         Theodore H. Swindells

                         BRIDGE LOAN SUBSCRIPTION AGREEMENT

         BRIDGE LOAN SUBSCRIPTION AGREEMENT made as of this ___ day of November 2001, by and among Category 5 Technologies, Inc., a Nevada corporation (the "Company"), and the investors named in Schedule 1 hereto (together with their successors and assigns, collectively the "Investors," and each individually an "Investor").

                               W I T N E S S E T H

         WHEREAS, the Company desires to sell and issue promissory notes in a bridge financing in order to obtain general working capital until such time as the Company obtains permanent financing; and

         WHEREAS, the Investors are willing to provide such bridge financing pursuant to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         A.     Purchase, Sale and Terms of Notes and Warrants.
                -----------------------------------------------

              1. The Notes. The Company has authorized the issuance and sale of its convertible promissory notes (the "Notes" or a "Note") in an aggregate principal amount of up to $2,000,000 to the Investors. The Investors hereby agree to purchase the Notes from the Company in the respective amounts set forth in Schedule 1 hereto, subject to the terms and conditions herein. The Notes shall bear interest at a rate equal to eight percent (8%) per annum, compounded quarterly, and all principal and accrued interest shall be due and payable one year from the date of issuance (the "Maturity Date"), subject to the holder's Conversion Rights (as defined below). The Notes shall be delivered to the Investors in the form attached hereto as Exhibit A.

              2. The Warrants. In further consideration of the bridge financing being provided by the Investors hereunder, the Company shall issue to each Investor warrants in the form attached hereto as Exhibit B (each, a "Warrant" and, collectively, the "Warrants"). For each $1,000 principal amount of Notes purchased by the Investor, such Warrants will entitle such investor to purchase 950 shares of the Company's Common Stock. The exercise price of the Warrants shall be $1.69 per share.

              3. The Closing. An initial closing of the purchase and sale of the Notes and the issuance of the Warrants in respect of the Notes (the "Closing") shall take place at the offices of TN Capital Equities. Ltd., placement agent for the Company, at such time and date as the placement agent and the Company may agree ("Closing Date"). At the Closing, the Company will deliver to each Investor (a) Notes for the principal amount set forth opposite its name under the heading "Principal Amount of Notes" in Schedule 1 and (b) a Warrant in the form attached hereto as Exhibit B in respect of the Notes, in each case registered in such Investor's name (or its nominee), against delivery of funds immediately payable to the order of the Company or a transfer of funds to the account of the Company by wire transfer, representing the net cash consideration for the Notes set forth opposite each such Investor's name on Schedule 1, after deducting the placement agent's commission and the agreed expenses of the offering.

         B.     Conversion Rights.
                ------------------

              Beginning at the end of the ninth month after the issuance of the Notes, the Investors shall have the right, but not the obligation, to convert all, but not less than all, of the principal amount of the Notes and accrued interest thereon (the "Note Value") into a number of shares of the Company's Common Stock (the "Conversion Shares") computed by dividing the Note Value by a per-share price which shall be the lower of (i) the price per share of Common Stock sold in the next private placement equity offering which takes place during the life of the Notes (after this Offering) or (ii) a per-share price of $2.00

         C. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor:

              1. Organization, Standing Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and is duly qualified to do business in good standing in those foreign jurisdictions in which such qualification is required except where the absence of any such qualification could not reasonably be expected to have a Material Adverse Effect (as defined below).

              2. Authority; Enforceability; No Conflict. The Company has all requisite corporate power and authority to enter into this Agreement and to issue the Notes and Warrants and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the issuance of the Notes and Warrants by the Company have been, or will have been prior to the Closing, duly and validly authorized by all requisite corporate proceedings on the part of the Company. This Agreement and the Notes and Warrants, when executed and delivered by the Company, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, result in or constitute: (i) a default, breach or violation of or under the Certificate of Incorporation or the By-laws of the Company, (ii) a default, breach or violation of or under any material mortgage, deed of trust, indenture, note, bond, license, lease, agreement or other material instrument or obligation to which the Company or its subsidiaries is a party or by which any of their respective properties or assets are bound, (iii) a violation of any material statute, rule, regulation, order, judgment or decree of any court, public body or authority by which the Company or its subsidiaries or any of their respective properties or assets are bound,
(iv) an event which (with notice or lapse of time or both) would permit any Person (as defined below) to terminate, accelerate the performance required by, or accelerate the maturity of any material indebtedness or obligation of the Company under any agreement or commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, (v) the creation or imposition of any material lien, charge or encumbrance on any property of the Company under any agreement or commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, or (vi) an event which would require any material consent under any agreement to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound.

              3. Securities Act of 1933. Based upon the representations made by the Investors in Section D of this Agreement: (i) the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Notes and Warrants hereunder and (ii) neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Notes or Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Notes or Warrants under the registration provisions of the Securities Act (as defined below) and applicable state securities laws.

              4. Small Business Concern. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations) is a "small business concern" within the meaning of the Small Business Act of 1958, as amended ("SBIA"), and the regulations thereunder (the "SBIC Regulations"), including Title 13, C.F.R. ss. 121.301(c). The information pertaining to the Company set forth in Small Business Administration Forms 480, 652 and 1031 delivered to each Purchaser that is a Small Business Investment Company ("SBIC") licensed by the United States Small Business Administration (each an "SBIC Purchaser") is accurate and complete. Neither the Company nor any subsidiary of the Company presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any subsidiary of the Company use the proceeds of the sale of the Preferred Shares directly or indirectly for any purpose for which an SBIC is prohibited from providing funds by the regulations under the SBIC Regulations (including, without limitation, 13 C.F.R. ss. 107.720). To the best knowledge of the Company, no SBIC owns any securities issued by the Company, except as contemplated herein.

              5. Environmental Matters.
                 ----------------------

                     (a) The Company and any other person or entity for whose conduct it is or may be responsible has not caused or allowed, nor has the Company contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operations of its business or otherwise.

                     (b) The Company and any other person or entity for whose conduct it is or may be responsible, the operations of its business, and any real property that the Company owns, leases, or otherwise occupies or use (the "Premises") have no liability under, have never violated and are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such

Environmental Laws including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.

                     (c) The Company and any other person or entity for whose conduct it is or may be responsible has not received any consent decree, compliance order, administrative order, request for information, citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits from any person, entity or governmental authority arising out of the ownership or occupation of the Premises, or the conduct of its operations, nor is it aware of any basis therefore.

                     (d) The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises) and is in compliance with all such permits, licenses and approvals.

                     (e) The Company and any other person or entity for whose conduct it is or may be responsible has not caused, or allowed a release, or a threat of release, of any Hazardous Substance on, beneath or off the Premises nor to the best of the Company's knowledge has the Premises or any property at or near the Premises ever been subject to a release, or a threat of a release, of any Hazardous Substance.

                     (f) The term "Environmental Laws" shall mean federal, state or local law, rule, by-law, ordinance or regulation pertaining to the protection of human health or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., and similar statements under state laws and regulations promulgated thereunder.

                     (g) The term "Hazardous Substance" includes oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

              6. Investments Relating to Certain Foreign Countries. The Company has not participated and is not participating in, an anti-Israeli boycott within the scope of Chapter 7 of Part 2 of Division 4 of Title 2 of the California Government Code as in effect from time to time.

              7. Information Memorandum. The Company's Confidential Information Memorandum dated September 14, 2001 (the "Information Memorandum") has been delivered to the Investors and is complete and correct and does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not materially misleading in light of the circumstances which such statements are made.

              8. Rights to Intellectual Property, Etc. The Company possesses, and owns or has other exclusive rights to, all intellectual property rights necessary to enable it to develop and conduct its business as contemplated under its business plan. The Company's use of such intellectual property rights does not and will not infringe on the rights of any third party. The Company has agreements with all key employees under which such employees are prohibited from disclosing to third parties any proprietary confidential information of the Company.

              9. Outstanding Shares. All of the outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as shown in the Information Memorandum, the Company does not have as of the date hereof, and will not have as of the Closing, any outstanding (i) securities convertible or exchangeable for its capital stock,
(ii) rights to subscribe for or to purchase any of its shares or (iii) options providing for the purchase of, agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its shares.

              10. Warrants. The Warrants will be, then issued and delivered, duly and validly issued and will permit the holders thereof to purchase Common Shares of the Company in accordance with their terms.

              11. Financing Proceeds. The Company intends to use the proceeds from the sale of the Notes as set forth in the Information Memorandum.

         D. Representations and Warranties of the Investors. Each of the Investors severally but not jointly hereby represents and warrants to the Company as follows:

              1. Organization and Standing of Investors. Each Investor which is not an individual is a corporation, partnership or limited liability company or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

              2. Authority; Enforceability; No Conflict. Each Investor has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by each of the Investors have been duly and validly authorized by all requisite proceedings on the part of each of the Investors. This Agreement when executed and delivered by each of the Investors is a valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws nor or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by each of the Investors does not, and consummation by such Investor of the transactions contemplated hereby will not, result in or constitute (i) a default, breach or violation of or under the organizational documents of such Investor, (ii) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which such Investor is a party or by which any of its properties or assets are bound, except for any defaults, breaches or violations which would not, individually or in the aggregate, have a material adverse effect on such Investor or prevent or materially delay the consummation by such Investor of the transactions contemplated hereby, or (iii) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority, except for any violations which would not, individually or in the aggregate, have a material adverse effect on such Investor or prevent or materially delay the consummation by such Investor of the transactions contemplated hereby.

              3. Acquisition for Investment. Each Investor is an "accredited investor" as defined in Regulation D under the Securities Act, and is acquiring the Notes and Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and it has no present intention or plan to effect any distribution of the Notes or Warrants. Each of the Investors acknowledges that (i) by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Notes and Warrants, (ii) it was not formed for the specific purpose of purchasing the Notes and Warrants, (iii) it is able to bear the financial risks (including a complete loss of the value of the Notes and Warrants) associated with an investment in the Notes and Warrants, and (iv) it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary and appropriate to conducting its due diligence investigation. The Notes and Warrants may bear a legend to the following effect:

              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE [OR WARRANT] HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

Each of the Investors understands and acknowledges that the Notes and Warrants may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and hereby agrees not to sell, transfer or otherwise dispose of any Notes and Warrants other than pursuant to an effective registration statement under the Securities Act or unless and until such Investor shall have furnished to the Company, at such Investor's expense, an opinion of counsel reasonably satisfactory to the Company to the effect that such sale, transfer or disposition may be made without registration under the Securities Act.

              4. Adequate Resources. Each of the Investors has sufficient funds and will have sufficient funds at all times through the Closing to consummate the transactions contemplated hereby. None of the Investors will be rendered insolvent by reason of its investments in the Company, nor will it be left with unreasonably small capital for purposes of meeting its other needs.

              5. Acknowledgement of Risk. Each Investor acknowledges that purchase of the Notes and Warrants involves significant risk, including the risks set forth in the Information Memorandum, which the Investor has received.

         E. Definitions.
            ------------

         As used in this Agreement, the following terms shall have the following meanings:

              "Material Adverse Effect" shall mean any material adverse effect on the business, profits, properties or condition of the Company and its subsidiaries, taken as a whole.

              "Person" shall mean an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

              "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         F. Company Covenants.
            ------------------

              1. Reservation of Shares. The Company will at times reserve and set side and hold available, out of its authorized capital stock, the number of shares of Common Stock issuable upon (i) conversion of the Notes and (ii) exercise of the Warrants. Such shares of Common Stock, when issued, paid for and delivered upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable, and will be issued and delivered free and clear of all liens, claims or encumbrances.

              2. Use of Proceeds. The Company will use the proceeds from the purchase of Notes and Warrants hereunder as described in the Information Memorandum.

              3. Income Taxes. The Company will accurately prepare and timely file all income tax and other tax returns required to be filed, and will pay, or make provision for the payment of, all taxes due or to become due thereunder.

              4. Registration Rights. The Company agrees that the Investor will have the registration rights set forth in Exhibit C.

         G. Miscellaneous.
            --------------

              1. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              2. Representations to Survive Deliver; Indemnification. The respective representations, warranties, and agreements of the Company and of the

Investor contained in this Agreement will remain operative and in full force and effect and will survive the payment of the purchase price for and the delivery of the Notes and Warrants. The parties hereby agree to indemnify and hold harmless one another from any damages or expense, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts, made by one party to the other.

              3. Closing Conditions. In addition to the other terms and conditions contained herein, the obligations of the Investors to consummate the Closings shall be subject to (a) the representations and warranties of the Company set forth in Section C hereof being true and correct as of the date of each such Closing, and (b) there not having been a material adverse change in the business, financial condition or prospects of the Company since the date of this Agreement, and (c) the delivery by the Company of an officers certificate to such effect, and (d) the delivery of the Notes and Warrants and the payment of expenses and fees as contemplated by this Agreement.

              4. Addresses for Notices. Any notice, demand, request, waiver or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or on the third day after mailing if mailed (by first class mail, registered, return receipt requested, postage prepaid), or one business day after deposit with an express overnight courier, in either case addressed to the party to whom notice is to be given as follows:

         To the Company:      Category 5 Technologies, Inc.
                              4505 South Wasatch Boulevard, Suite 370
                              Salt Lake City, Utah 84124
                              Attention:  William C. Gibbs, CEO
                                          Mitchell L. Edwards, President, CFO
                              Telephone:  (801) 424-2999
                              Telecopy:  (801) 424-2992

         To any Investor:     At the address specified in this Agreement

              5. Binding Effect; Assignment. This Agreement shall be binding upon and insure to the benefit of each of the Company and the Investors and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of each of the Investors.

              6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, AND WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS.

              7. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

              8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

              9. Waiver. At any time prior to any Closing Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

              10. Specific Enforcement. Each of the Investors and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

              11. Consents and Waivers. Each of the Investors hereby consents, to the extent such consent is required pursuant to the terms of any existing agreements between the Company and such Investor, to the Company's entering into this Agreement and the issuance of the Notes, the Warrants and the Conversion Shares.

              12. Costs, Expenses and Taxes. The Company shall pay the reasonable fees and out of pocket expenses of legal counsel, independent public accountants, consultants and other outside experts retained by the Investors in connection with the negotiation and execution of this Agreement and any amendment or waiver to this Agreement or the successful enforcement of this Agreement by the Investors. In addition, the Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Notes, the Warrants or the Conversion Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Investors harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan Subscription Agreement to be duly executed as of the date and year first above written.

INVESTOR:                                        COMPANY:

                                                 CATEGORY 5 TECHNOLOGIES, INC.

_________________________________                By: __________________________

Name:                                            Name:

Address:_________________________                Title:

_________________________________

_________________________________

Tax ID: _________________________

Date of Signature by Investor: __________, 2001

                                   SCHEDULE 1
                                   ----------

                              SCHEDULE OF INVESTORS



 Name and Address of Investor                       Principal Amount of Notes
--------------------------------                   ----------------------------